CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-2 of the Wildermuth Endowment Strategy Fund and to the use of our report dated February 28, 2017 on the financial statements and financial highlights of Wildermuth Endowment Strategy Fund. Such financial statements and financial highlights appear in the December 31, 2016 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania
April 27, 2017